As filed with the Securities and Exchange Commission on November 9, 2016

File No. 001-37836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

International Seaways, Inc.*

(Exact name of registrant as specified in its charter)

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 953-4100 with copies to:

James D. Small, Esq. Senior Vice President, Secretary and General Counsel Overseas Shipholding Group, Inc. 600 Third Avenue, 39th Floor New York, New York 10016 (212) 953-4100	Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

*	The registrant was formerly named OSG International, Inc. Effective as of October 5, 2016, the registrant changed its name to International Seaways, Inc.

INTERNATIONAL SEAWAYS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Transactions with Related Persons, Affiliates and Affiliated Entities” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Properties.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Compensation Discussion and Analysis.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Transactions with Related Persons, Affiliates and Affiliated Entities.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings” and the information incorporated therein. That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Questions and Answers About the Spin-Off,” “Market Price Information and Dividends” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

Not applicable.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “The Spin-Off” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Limitations on Liability and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements and related notes referenced therein). That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Financial Statement Schedules

(1) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(2) Financial Statement Schedules

All schedules have been omitted since they are not applicable or are not required.

(b) Exhibits

The following documents are filed as exhibits hereto:

Number	Description
2.1+	Form of Separation and Distribution Agreement by and between Overseas Shipholding Group, Inc. and International Seaways, Inc. (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K; the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request)
3.1+	Form of Amended and Restated Articles of Incorporation
3.2+	Form of Amended and Restated By-Laws
4.1+	Form of Registration Rights Agreements between International Seaways, Inc. and certain stockholders party thereto
*10.1+	Form of International Seaways, Inc. Non-Employee Director Incentive Compensation Plan
*10.2+	Form of International Seaways, Inc. Management Incentive Plan
10.3	Credit Agreement dated as of August 5, 2014, among International Seaways, Inc. (formerly OSG International, Inc.), Overseas Shipholding Group, Inc., OIN Delaware LLC, certain subsidiaries of International Seaways, Inc. (formerly OSG International, Inc.) as other guarantors, various lenders, Jefferies Finance LLC, Barclays Bank PLC and UBS Securities LLC, as joint lead arrangers and joint book running managers, Jefferies Finance LLC, as administrative agent, Barclays Bank PLC and UBS Securities LLC, as co-documentation agents, Jefferies Finance LLC, as syndication agent, collateral agent and mortgage trustee, swingline lender, and issuing bank (the “INSW Credit Agreement”) (filed as Exhibit 10.3 to Overseas Shipholding Group, Inc.’s Registration Statement on Form S-1 filed on August 20, 2014 and incorporated herein by reference).
10.4	First Amendment, dated as of June 3, 2015, to the INSW Credit Agreement (filed as Exhibit 10.3 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated June 9, 2015 and incorporated herein by reference).
10.5	Second Amendment, dated as of July 18, 2016, to INSW Credit Agreement (filed as Exhibit 10.1 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated July 22, 2016 and incorporated herein by reference).
10.6	Third Amendment, dated as of September 20, 2016, to INSW Credit Agreement (filed as Exhibit 10.1 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated September 26, 2016 and incorporated herein by reference).
10.7+	Form of Employee Matters Agreement between Overseas Shipholding Group, Inc. and International Seaways, Inc.
*10.8	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Lois K. Zabrocky (filed as Exhibit 10.13 to Overseas Shipholding Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and incorporated herein by reference).
*10.9	Amendment No. 1 to Lois K. Zabrocky’s Employment Agreement dated March 30, 2016 (filed as Exhibit 10.2 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated April 5, 2016).
*10.10+	Amendment No. 2 to Lois K. Zabrocky’s Employment Agreement dated August 3, 2016.
*10.11+	Form of Amendment No. 3 to Lois K. Zabrocky’s Employment Agreement (filed as Exhibit 10.8 to International Seaways, Inc.’s Amendment No. 2 to Form 10 dated October 21, 2016).
*10.12	Employment Agreement dated February 13, 2015 between Overseas Shipholding Group, Inc. and James D. Small III (filed as Exhibit 10.29 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).
*10.13	Amendment No. 1 to James D. Small III’s Employment Agreement dated March 30, 2016 (filed as Exhibit 10.4 to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated April 5, 2016).
*10.14+	Amendment No. 2 to James D. Small III’s Employment Agreement dated August 3, 2016.

Number	Description
*10.15+	Form of Amendment No. 3 to James D. Small’s Employment Agreement (filed as Exhibit 10.9 to International Seaways, Inc.’s Amendment No. 2 to Form 10 dated October 21, 2016).
10.16+	Form of Transition Services Agreement between Overseas Shipholding Group, Inc. and International Seaways, Inc. (filed as Exhibit 10.10 to International Seaways, Inc.’s Amendment No. 2 to Form 10 dated October 21, 2016)
*10.17	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Adewale O. Oshodi (filed as Exhibit 10.23 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).
*10.18	Amendment No. 1 to Adewale O. Oshodi’s Employment Agreement dated March 2, 2015 (filed as Exhibit 10.24 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).
*10.19	Employment Agreement dated September 29, 2014 between Overseas Shipholding Group, Inc. and Geoffrey L. Carpenter (filed as Exhibit 10.22 to Overseas Shipholding Group, Inc.’s Annual Report on Form 10-K for 2014 and incorporated herein by reference).
*10.20**	Employment Agreement dated November 9, 2016 between International Seaways, Inc. and Jeffrey D. Pribor.
21.1+	List of significant subsidiaries
99.1**	Preliminary Information Statement of International Seaways, Inc., subject to completion, dated November 9, 2016

*	Management contract or compensatory plan or arrangement.
**	Filed herewith.
+	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ Ian T. Blackley Name: Ian T. Blackley Title: Senior Vice President and Chief Financial Officer Date: November 9, 2016